Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Record Fourth Quarter

and Full-Year Earnings

MEMPHIS, Tenn., June 20, 2017 ... FedEx Corp. (NYSE: FDX) today reported earnings of $3.75 per diluted share ($4.25 per diluted share on an adjusted basis) for the fourth quarter ended May 31, compared to a loss of $0.26 per diluted share (earnings of $3.30 per diluted share on an adjusted basis) a year ago.

This year’s and last year’s quarterly consolidated earnings have been adjusted for:

Impact per diluted share	Fourth Quarter
	Fiscal 2017	Fiscal 2016
Mark-to-market (“MTM”) pension accounting adjustments	($0.02)	$3.47
TNT Express integration expenses	0.32	—
FedEx Trade Networks legal matters	0.09	—
TNT Express intangible asset amortization	0.06	—
FedEx Ground legal matters	0.05	0.02
TNT Express expenses and operating results from the date of acquisition	—	0.34
Tax impact – legal entity restructuring for TNT integration	—	(0.28)

“Strong fourth quarter results completed a record fiscal 2017,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “We enter fiscal 2018 confident FedEx Corp. will continue to deliver outstanding value and opportunities for shareowners, customers, and team members for years to come.”

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Fourth Quarter Results

FedEx Corp. reported the following consolidated results for the fourth quarter (adjusted measures exclude the items listed above for the applicable fiscal year):

	Fiscal 2017		Fiscal 2016
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$15.7 billion	$15.7 billion	$13.0 billion	$13.0 billion
Operating income (loss)	$1.58 billion	$1.76 billion	($68 million)	$1.51 billion
Operating margin	10.1%	11.2%	(0.5%)	11.7%
Net income (loss)	$1.02 billion	$1.15 billion	($70 million)	$897 million
Diluted EPS	$3.75	$4.25	($0.26)	$3.30

Operating results benefited from higher base rates, increased package volume and the inclusion of TNT Express results. Net income and earnings per share reflect tax benefits of $104 million, or $0.37 per diluted share, related to the implementation of new foreign currency tax regulations, the adoption of a new accounting standard for share-based payments, and certain transactions related to the TNT Express integration.

Full-Year Results

FedEx Corp. reported the following consolidated results for the full year (adjusted measures exclude the items listed above for the applicable fiscal year):

	Fiscal 2017		Fiscal 2016
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$60.3 billion	$60.3 billion	$50.4 billion	$50.4 billion
Operating income	$5.04 billion	$5.48 billion	$3.08 billion	$5.01 billion
Operating margin	8.4%	9.1%	6.1%	10.0%
Net income	$3.00 billion	$3.33 billion	$1.82 billion	$3.02 billion
Diluted EPS	$11.07	$12.30	$6.51	$10.80

Operating results benefited from higher base rates, increased volume, continued cost management at FedEx Express and the inclusion of TNT Express results. Tax benefits from the implementation of new foreign currency tax regulations and the adoption of a new accounting standard for share-based payments also benefited results. These factors were partially offset by TNT Express integration and restructuring expenses and network expansion costs at FedEx Ground.

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Capital spending for fiscal 2017 was $5.1 billion, as certain FedEx Ground expansion projects were deferred to fiscal 2018.

For the year, the company acquired 2.96 million shares of FedEx common stock at an average price of $172.13.

Outlook

FedEx is unable to forecast the fiscal 2018 year-end MTM pension accounting adjustments. As a result, the company is unable to provide fiscal 2018 earnings guidance on a GAAP basis.

Before year-end MTM pension accounting adjustments, earnings are projected to be $12.45 to $13.25 per diluted share for fiscal 2018. This forecast assumes moderate economic growth. The earnings forecast before year-end MTM pension accounting adjustments and excluding TNT Express integration expenses, including restructuring charges, is $13.20 to $14.00 per diluted share for fiscal 2018. These forecasts include an estimated $65 million of TNT Express intangible asset amortization expense.

Capital spending for fiscal 2018 is expected to be approximately $5.9 billion, which includes an increase in planned aircraft deliveries to support the FedEx Express fleet modernization program and continued investments in FedEx Ground automation and capacity expansion, including certain projects deferred from fiscal 2017.

“Investments to modernize our aircraft fleet and expand our FedEx Ground capacity are supporting our strong earnings growth,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We are very optimistic about fiscal 2018 as evidenced by our earnings outlook.”

FedEx Express Segment

For the fourth quarter, the FedEx Express segment reported (adjusted measures exclude TNT Express integration expenses):

	Fiscal 2017		Fiscal 2016
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$7.18 billion	$7.18 billion	$6.72 billion
Operating income	$863 million	$909 million	$757 million
Operating income YOY change %	14%	20%
Operating margin	12.0%	12.7%	11.3%

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Revenue increased 7% primarily due to increased package volume, driven by international export growth of 5%, and higher base rates.

Operating results increased primarily due to higher base rates, increased package volume, a positive net benefit from fuel and the continued benefit of cost management initiatives. As-reported results include $46 million of expenses related to the integration of TNT Express.

TNT Express Segment

For the fourth quarter, the TNT Express segment reported (adjusted measures exclude integration expenses, including restructuring charges, and intangible asset amortization expense):

Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$1.91 billion	$1.91 billion
Operating income	$26 million	$83 million
Operating margin	1.4%	4.4%

The TNT Express as-reported results include $37 million of integration expenses, including restructuring charges, and $20 million of intangible asset amortization expense.

FedEx Ground Segment

For the fourth quarter, the FedEx Ground segment reported:

	Fiscal 2017	Fiscal 2016	Change
Revenue	$4.68 billion	$4.29 billion	9%
Operating income	$702 million	$656 million	7%
Operating margin	15.0%	15.3%	(0.3 pts)

Revenue increased due primarily to higher base rates and average daily package volume growth of 3%.

Operating income increased due to higher yields and volume, partially offset by network expansion and staffing costs as well as increased self-insurance reserves.

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FedEx Freight Segment

For the fourth quarter, the FedEx Freight segment reported:

	Fiscal 2017	Fiscal 2016	Change
Revenue	$1.70 billion	$1.61 billion	6%
Operating income	$133 million	$137 million	(3%)
Operating margin	7.8%	8.5%	(0.7 pts)

Revenue increased due to higher base rates and fuel surcharges. Average daily shipments were flat as the company focuses on improving revenue quality.

Operating results decreased slightly as higher salaries and wages and increased information technology expenses offset the benefit from higher base rates.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $60 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 400,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, Statistical Books and fourth quarter fiscal 2017 Earnings Presentation. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on June 20, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (“SEC”) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame, our ability to match capacity to shifting volume levels, changes in fuel prices or currency exchange rates, a significant data breach or other disruption to our technology infrastructure, legal challenges or changes related to FedEx Ground’s owner-operators and the drivers providing services on their behalf, new U.S. domestic or international government regulation, our ability to effectively operate, integrate and leverage acquired businesses, disruptions or modifications in service by, or changes in the business of, the U.S. Postal Service, the impact from any terrorist activities or international conflicts and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Fourth Quarter and Full-Year Fiscal 2017 and Fiscal 2016 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted fourth quarter and adjusted full-year fiscal 2017 and 2016 consolidated operating income and margin, net income and diluted earnings per share, and adjusted fourth quarter and adjusted full-year fiscal 2017 FedEx Express segment and TNT Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	Year-end MTM pension accounting adjustments (non-cash) for our defined benefit pension and other postretirement plans;

•	TNT Express integration expenses incurred in fiscal 2017;

•	Expenses incurred in fiscal 2016 in connection with the settlement of a U.S. Customs and Border Protection matter involving FedEx Trade Networks, net of recognized insurance recovery;

•	Fiscal 2017 charges related to certain pending U.S. Customs and Border Protection matters involving FedEx Trade Networks;

•	TNT Express intangible asset amortization;

•	Expenses incurred in fiscal 2016 and 2017 in connection with the settlement of (and certain expected losses relating to) independent contractor litigation matters involving FedEx Ground (net of recognized insurance recovery for fiscal 2016); and

•	Expenses incurred in fiscal 2016 associated with the acquisition, financing and integration of TNT Express and its operating results from the date of acquisition, net of any tax impact, including the income tax impact of an internal corporate legal entity restructuring to facilitate the integration of FedEx Express and TNT Express that is presented as a separate item herein.

The MTM accounting-related adjustments are excluded from our fourth quarter and full-year fiscal 2017 and 2016 non-GAAP financial measures because these non-cash items are unrelated to our core operating performance.

We expect to incur significant expenses over the next few years in connection with our integration of TNT Express. We have adjusted our fourth quarter and

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full-year fiscal 2017 financial measures and the FedEx Express segment and TNT Express segment fourth quarter and full-year fiscal 2017 financial measures to exclude these items because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and wages, advertising expenses and travel. Internal salaries and wages are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses also include restructuring charges at TNT Express.

The litigation- and legal-related matters are excluded from our fourth quarter and full-year fiscal 2017 and 2016 non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We also have recurring intangible asset amortization expenses at TNT Express. The company and TNT Express incurred, and will continue incurring, these expenses solely as a result of the company’s acquisition of TNT Express and the related purchase accounting treatment. We excluded intangible asset amortization from our fourth quarter and full-year fiscal 2017 non-GAAP financial results and the TNT Express segment’s fourth quarter and full-year fiscal 2017 non-GAAP financial results to help investors understand the impact of these expenses on TNT Express’s base business and to facilitate the overall comparability of the company’s consolidated financial results. We will not adjust our financial results for intangible asset amortization beginning in fiscal 2018 because the company’s financial results will be comparable year-over-year at that time. Beginning in fiscal 2018, we will recast our fiscal 2017 non-GAAP financial results to include TNT Express intangible asset amortization.

The TNT Express expense items, as well as the income tax impact of an internal corporate legal entity restructuring to facilitate the integration of FedEx Express and TNT Express, are excluded from our fourth quarter and full-year fiscal 2016 non-GAAP financial measures because these items impacted the year-over-year comparability of our financial statements and are not related to our core operating performance. We excluded TNT Express operating results from the date of acquisition from our fourth quarter and full-year fiscal 2016 non-GAAP financial measures because it was acquired on May 25, 2016 (six days before the end of our fiscal year), and its financial results were immaterial from the date of acquisition and not presented as a separate segment.

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We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2018 Earnings Guidance

Our fiscal 2018 earnings guidance is a non-GAAP financial measure because it excludes the fiscal 2018 year-end MTM pension accounting adjustments and projected fiscal 2018 TNT Express integration expenses, including restructuring charges at TNT Express. We have provided this non-GAAP earnings guidance measure for the same reasons that were outlined above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM pension accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our earnings guidance. For this reason, a full reconciliation of our fiscal 2018 earnings guidance to the most directly comparable GAAP measure is impracticable. It is reasonably possible, however, that our fourth quarter fiscal 2018 MTM pension accounting adjustments could have a material impact on our fiscal 2018 consolidated financial results. The last table included below outlines the impact of the items that are excluded from our earnings guidance, other than the year-end MTM pension accounting adjustments.

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Fourth Quarter Fiscal 2017

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,581	10.1%	$440	$1,020	$3.75
MTM pension accounting adjustments[3]	(24)	(0.1%)	(18)	(6)	(0.02)
TNT Express integration expenses[4]	124	0.8%	37	87	0.32
FedEx Trade Networks legal matters	39	0.2%	15	24	0.09
TNT Express intangible asset amortization	20	0.1%	4	16	0.06
FedEx Ground legal matters	22	0.1%	9	13	0.05

Non-GAAP measure	$1,762	11.2%	$487	$1,154	$4.25

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$863	12.0%
TNT Express integration expenses	46	0.7%

Non-GAAP measure	$909	12.7%

TNT Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$26	1.4%
TNT Express integration expenses	37	1.9%
TNT Express intangible asset amortization	20	1.1%

Non-GAAP measure	$83	4.4%

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Full-Year Fiscal 2017

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share[5]
GAAP measure	$5,037	8.4%	$1,582	$2,997	$11.07
MTM pension accounting adjustments[3]	(24)	—	(18)	(6)	(0.02)
TNT Express integration expenses[4]	327	0.5%	82	245	0.91
TNT Express intangible asset amortization	74	0.1%	17	57	0.21
FedEx Trade Networks legal matters	39	0.1%	15	24	0.09
FedEx Ground legal matters	22	—	9	13	0.05

Non-GAAP measure	$5,475	9.1%	$1,687	$3,330	$12.30

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$2,678	9.8%
TNT Express integration expenses	117	0.4%

Non-GAAP measure	$2,795	10.2%

TNT Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$84	1.1%
TNT Express integration expenses	89	1.2%
TNT Express intangible asset amortization	74	1.0%

Non-GAAP measure	$247	3.3%

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Fourth Quarter Fiscal 2016

FedEx Corporation

Dollars in millions, except EPS	Operating		Income Taxes[1]	Net Income[2]	Diluted Earnings Per Share[5]
	Income[5]	Margin
GAAP measure	($68)	(0.5%)	($111)	($70)	($0.26)
Tax impact – legal entity restructuring for TNT integration	—	—	76	(76)	(0.28)
MTM pension accounting adjustments[3]	1,498	11.6%	552	946	3.47
TNT expenses and operating results[6]	66	0.5%	(13)	91	0.34
FedEx Ground legal matter	11	0.1%	4	6	0.02

Non-GAAP measure	$1,506	11.7%	$508	$897	$3.30

Full-Year Fiscal 2016

FedEx Corporation

	Operating		Income Taxes[1,5]	Net Income[2]	Diluted Earnings Per Share
Dollars in millions, except EPS	Income[5]	Margin[5]
GAAP measure	$3,077	6.1%	$920	$1,820	$6.51
Tax impact – legal entity restructuring for TNT integration	—	—	76	(76)	(0.27)
MTM pension accounting adjustments[3]	1,498	3.0%	552	946	3.39
FedEx Ground legal matters[7]	256	0.5%	97	158	0.57
TNT expenses and operating results[6]	115	0.2%	6	125	0.45
FedEx Trade Networks legal matter[7]	69	0.1%	26	43	0.15

Non-GAAP measure	$5,014	10.0%	$1,678	$3,016	$10.80

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Fiscal 2018 Earnings Guidance

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM pension accounting adjustments (non-GAAP)[8]		$12.45 to $13.25
TNT Express integration expenses	$275
Income tax effect[1]	(71)

Net of tax effect	$204	0.75

Earnings per diluted share with adjustments[8]		$13.20 to $14.00

Notes:

1	–	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
2	–	Effect of “Total other (expense) income” on net income amount not shown.
3	–	MTM pension accounting adjustments reflect the year-end noncash adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
4	–	These expenses, including restructuring charges at TNT Express, were recognized at FedEx Corporate, FedEx Express and TNT Express.
5	–	Does not sum to total due to rounding.
6	–	TNT Express’s operating results are immaterial from the time of acquisition (May 25, 2016).
7	–	Net of recognized insurance recovery.
8	–	The year-end MTM pension accounting adjustments, which are impracticable to calculate at this time, are excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2017

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended May 31			Twelve Months Ended May 31
	2017 [1]	2016 [2]	%	2017 [1]	2016 [2]	%
Revenue:
FedEx Express segment	$7,180	$6,715	7%	$27,358	$26,451	3%
TNT Express segment	1,908	—	NM	7,401	—	NM
FedEx Ground segment	4,678	4,286	9%	18,075	16,574	9%
FedEx Freight segment	1,696	1,605	6%	6,443	6,200	4%
FedEx Services segment	423	416	2%	1,621	1,593	2%
Eliminations and other	(157)	(43)	NM	(579)	(453)	(28%)

Total Revenue	15,728	12,979	21%	60,319	50,365	20%

Operating Expenses:
Salaries and employee benefits	5,483	4,774	15%	21,542	18,581	16%
Purchased transportation	3,442	2,461	40%	13,611	9,966	37%
Rentals and landing fees	814	733	11%	3,240	2,854	14%
Depreciation and amortization	754	667	13%	2,995	2,631	14%
Fuel	730	535	36%	2,773	2,399	16%
Maintenance and repairs	609	527	16%	2,374	2,108	13%
Retirement plans mark-to-market adjustment	(24)	1,498	NM	(24)	1,498	NM
Other	2,339	1,852	26%	8,771	7,251	21%

Total Operating Expenses	14,147	13,047	8%	55,282	47,288	17%

Operating Income:
FedEx Express segment	863	757	14%	2,678	2,519	6%
TNT Express segment	26	—	NM	84	—	NM
FedEx Ground segment	702	656	7%	2,292	2,276	1%
FedEx Freight segment	133	137	(3%)	397	426	(7%)
Corporate, eliminations and other	(143)	(1,618)	NM	(414)	(2,144)	NM

Total Operating Income (Loss)	1,581	(68)	NM	5,037	3,077	64%

Other (Expense) Income:
Interest, net	(125)	(97)	29%	(479)	(315)	52%
Other, net	4	(16)	NM	21	(22)	NM

Total Other Expense	(121)	(113)	7%	(458)	(337)	36%

Pretax Income (Loss)	1,460	(181)	NM	4,579	2,740	67%

Provision for Income Taxes	440	(111)	NM	1,582	920	72%

Net Income (Loss)	$1,020	($70)	NM	$2,997	$1,820	65%

Diluted Earnings Per Share	$3.75	($0.26)	NM	$11.07	$6.51	70%

Weighted Average Diluted Common and Common Equivalent Shares	271	269	1%	270	279	(3%)

Capital Expenditures	$1,326	$1,257	5%	$5,116	$4,818	6%

1	-	Includes $124 million of integration expenses, including restructuring charges, for the fourth quarter and $327 million for the full year of fiscal 2017, as well as $20 million of intangible asset amortization expense for the fourth quarter and $74 million for the full year of fiscal 2017. Also includes $39 million and $22 million in connection with the legal matters involving FedEx Trade Networks and FedEx Ground, respectively, for the fourth quarter and full year of fiscal 2017 included in “Corporate, eliminations, and other”.
2	-	Includes legal reserve increases of $325 million included in the “Corporate, eliminations, and other” results for the full year of fiscal 2016, and transaction, financing and integration planning expenses related to the TNT Express acquisition as well as TNT Express’s immaterial operating results from the time of acquisition of $79 million for the fourth quarter of fiscal 2016 and $132 million for fiscal 2016, which are predominantly included in the “Corporate, eliminations, and other” results.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2017

(In millions)

	May 31, 2017 (Unaudited)	May 31, 2016

ASSETS

Current Assets
Cash and cash equivalents	$3,969	$3,534
Receivables, less allowances	7,599	7,252
Spare parts, supplies and fuel, less allowances	514	496
Prepaid expenses and other	546	707

Total current assets	12,628	11,989

Property and Equipment, at Cost	50,626	47,018
Less accumulated depreciation and amortization	24,645	22,734

Net property and equipment	25,981	24,284

Other Long-Term Assets
Goodwill	7,154	6,747
Other assets	2,789	2,939

Total other long-term assets	9,943	9,686

	$48,552	$45,959

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$22	$29
Accrued salaries and employee benefits	1,914	1,972
Accounts payable	2,752	2,944
Accrued expenses	3,232	3,063

Total current liabilities	7,920	8,008

Long-Term Debt, Less Current Portion	14,909	13,733

Other Long-Term Liabilities
Deferred income taxes	2,527	1,567
Pension, postretirement healthcare and other benefit obligations	4,487	6,227
Self-insurance accruals	1,494	1,314
Deferred lease obligations	531	400
Deferred gains, principally related to aircraft transactions	137	155
Other liabilities	474	771

Total other long-term liabilities	9,650	10,434

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,005	2,892
Retained earnings	20,833	18,371
Accumulated other comprehensive loss	(415)	(169)
Treasury stock, at cost	(7,382)	(7,342)

Total common stockholders’ investment	16,073	13,784

	$48,552	$45,959

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fiscal 2017

(In millions)

(Unaudited)

	Year Ended May 31
	2017	2016

Operating Activities:
Net income	$2,997	$1,820
Noncash charges:
Retirement plans mark-to-market adjustment	(24)	1,498
Depreciation and amortization	2,995	2,631
Other, net	1,199	296
Gain from sale of an investment	(35)	—
Changes in operating assets and liabilities, net	(2,202)	(537)

Cash provided by operating activities	4,930	5,708

Investing Activities:
Capital expenditures	(5,116)	(4,818)
Business acquisitions, net of cash acquired	—	(4,618)
Proceeds from asset dispositions and other	135	(10)

Cash used in investing activities	(4,981)	(9,446)

Financing Activities:
Principal payments on debt	(82)	(41)
Proceeds from debt issuances	1,190	6,519
Proceeds from stock issuances	337	183
Dividends paid	(426)	(277)
Purchase of treasury stock	(509)	(2,722)
Other, net	18	(51)

Cash provided by financing activities	528	3,611

Effect of exchange rate changes on cash	(42)	(102)

Net increase (decrease) in cash and cash equivalents	435	(229)

Cash and cash equivalents at beginning of period	3,534	3,763

Cash and cash equivalents at end of period	$3,969	$3,534

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31			Twelve Months Ended May 31
	2017	2016	%	2017	2016	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,785	$1,719	4%	$6,958	$6,763	3%
U.S. Overnight Envelope	463	435	6%	1,750	1,662	5%

Total U.S. Overnight	2,248	2,154	4%	8,708	8,425	3%
U.S. Deferred	930	811	15%	3,528	3,379	4%

Total U.S. Package Revenue	3,178	2,965	7%	12,236	11,804	4%

International Priority	1,552	1,454	7%	5,827	5,697	2%
International Economy	653	594	10%	2,412	2,282	6%

Total International Export Package	2,205	2,048	8%	8,239	7,979	3%
International Domestic[1]	335	319	5%	1,299	1,285	1%

Total Package Revenue	5,718	5,332	7%	21,774	21,068	3%

Freight Revenue:

U.S.	633	683	(7%)	2,528	2,481	2%
International Priority	409	355	15%	1,502	1,384	9%
International Airfreight	36	28	29%	118	126	(6%)

Total Freight Revenue	1,078	1,066	1%	4,148	3,991	4%

Other Revenue[2]	384	317	21%	1,436	1,392	3%

Total Express Revenue	$7,180	$6,715	7%	$27,358	$26,451	3%

Operating Expenses:
Salaries and employee benefits	2,682	2,602	3%	10,536	10,240	3%
Purchased transportation	615	539	14%	2,337	2,301	2%
Rentals and landing fees	388	427	(9%)	1,618	1,688	(4%)
Depreciation and amortization	363	347	5%	1,431	1,385	3%
Fuel	571	444	29%	2,153	2,023	6%
Maintenance and repairs	370	313	18%	1,414	1,294	9%
Intercompany charges	489	475	3%	1,881	1,846	2%
Other	839	811	3%	3,310	3,155	5%

Total Operating Expenses	6,317	5,958	6%	24,680	23,932	3%

Operating Income	$863	$757	14%	$2,678	$2,519	6%

Operating Margin	12.0%	11.3%	0.7 pts	9.8%	9.5%	0.3 pts

1 - International Domestic revenues represent international intra-country operations.

2 - Includes FedEx Trade Networks and FedEx SupplyChain Systems.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2017

(Unaudited)

	Three Months Ended			Twelve Months Ended
	May 31			May 31
	2017	2016	%	2017	2016	%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,204	1,269	(5%)	1,265	1,271	—
U.S. Overnight Envelope	565	558	1%	561	541	4%

Total U.S. Overnight Package	1,769	1,827	(3%)	1,826	1,812	1%
U.S. Deferred	890	825	8%	900	901	—

Total U.S. Domestic Package	2,659	2,652	—	2,726	2,713	—

International Priority	419	399	5%	405	394	3%
International Economy	195	184	6%	186	181	3%

Total International Export Package	614	583	5%	591	575	3%
International Domestic[2]	939	869	8%	934	888	5%

Total Average Daily Packages	4,212	4,104	3%	4,251	4,176	2%

Yield (Revenue Per Package):
U.S. Overnight Box	$22.81	$20.83	10%	$21.57	$20.79	4%
U.S. Overnight Envelope	12.60	11.99	5%	12.24	11.99	2%

U.S. Overnight Composite	19.55	18.13	8%	18.70	18.16	3%
U.S. Deferred	16.07	15.12	6%	15.37	14.66	5%

U.S. Domestic Composite	18.39	17.20	7%	17.60	17.00	4%

International Priority	56.97	56.12	2%	56.44	56.47	—
International Economy	51.46	49.49	4%	50.83	49.15	3%

Total International Export Composite	55.23	54.02	2%	54.68	54.16	1%
International Domestic[2]	5.51	5.66	(3%)	5.45	5.65	(4%)

Composite Package Yield	$20.89	$19.99	5%	$20.09	$19.71	2%

FREIGHT STATISTICS[1]

Average Daily Freight Pounds (000s):
U.S.	8,071	8,885	(9%)	8,190	8,178	—
International Priority	2,810	2,530	11%	2,670	2,510	6%
International Airfreight	732	586	25%	641	623	3%

Total Avg Daily Freight Pounds	11,613	12,001	(3%)	11,501	11,311	2%

Revenue Per Freight Pound:
U.S.	$1.21	$1.18	3%	$1.21	$1.19	2%
International Priority	2.24	2.16	4%	2.21	2.15	3%
International Airfreight	0.74	0.73	1%	0.72	0.79	(9%)

Composite Freight Yield	$1.43	$1.37	4%	$1.41	$1.38	2%

Operating Weekdays	65	65	—	255	256	—

1 - Package and freight statistics include only the operations of FedEx Express.

2 - International Domestic revenues represent international intra-country operations.

TNT EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended	Twelve Months Ended
	May 31, 2017	May 31, 2017
FINANCIAL HIGHLIGHTS

Revenue	$1,908	$7,401

Operating Expenses:
Salaries and employee benefits	538	2,077
Purchased transportation	789	3,030
Rentals and landing fees	100	353
Depreciation and amortization	55	239
Fuel	54	225
Maintenance and repairs	29	143
Intercompany charges	6	17
Other	311	1,233

Total Operating Expenses	1,882	7,317

Operating Income	$26	$84

Operating Margin	1.4%	1.1%

OPERATING STATISTICS

Operating Weekdays	63	253

Package:
Average Daily Package Volume (000s)	1,046	1,022
Yield (Revenue Per Package)	$24.77	$24.77

Freight:
Average Daily Freight Pounds (000s)	3,494	3,608
Revenue Per Freight Pound	$0.54	$0.56

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31			Twelve Months Ended May 31
	2017	2016	%	2017	2016	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$4,295	$3,889	10%	$16,497	$15,050	10%
FedEx Supply Chain	383	397	(4%)	1,578	1,524	4%

Total Revenues	4,678	4,286	9%	18,075	16,574	9%

Operating Expenses:
Salaries and employee benefits	808	729	11%	3,228	2,834	14%
Purchased transportation	1,838	1,687	9%	7,406	6,817	9%
Rentals	197	173	14%	764	639	20%
Depreciation and amortization	176	157	12%	684	608	13%
Fuel	2	2	—	10	10	—
Maintenance and repairs	85	79	8%	322	288	12%
Intercompany charges	334	320	4%	1,317	1,230	7%
Other	536	483	11%	2,052	1,872	10%

Total Operating Expenses	3,976	3,630	10%	15,783	14,298	10%

Operating Income	$702	$656	7%	$2,292	$2,276	1%

Operating Margin	15.0%	15.3%	(0.3 pts )	12.7%	13.7%	(1.0 pts )

OPERATING STATISTICS[1]

Operating Weekdays	65	65	—	255	256	—

Average Daily Package Volume (000s)	7,700	7,453	3%	7,896	7,526	5%

Yield (Revenue Per Package)	$8.57	$8.01	7%	$8.18	$7.80	5%

1 - Operating statistics include only the operations of FedEx Ground (including FedEx SmartPost).

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	May 31			May 31
	2017	2016	%	2017	2016	%
FINANCIAL HIGHLIGHTS

Revenue	$1,696	$1,605	6%	$6,443	$6,200	4%

Operating Expenses:
Salaries and employee benefits	792	757	5%	3,058	2,925	5%
Purchased transportation	249	242	3%	988	962	3%
Rentals	35	33	6%	136	142	(4%)
Depreciation and amortization	70	63	11%	269	248	8%
Fuel	102	86	19%	384	363	6%
Maintenance and repairs	56	52	8%	215	206	4%
Intercompany charges	127	119	7%	497	456	9%
Other	132	116	14%	499	472	6%

Total Operating Expenses	1,563	1,468	6%	6,046	5,774	5%

Operating Income	$133	$137	(3%)	$397	$426	(7%)

Operating Margin	7.8%	8.5%	(0.7 pts )	6.2%	6.9%	(0.7 pts )

OPERATING STATISTICS

LTL Operating Weekdays	65	65	—	254	254	—

Average Daily LTL Shipments (000s)
Priority	71.7	70.8	1%	70.6	67.7	4%
Economy	31.0	32.0	(3%)	31.0	31.1	—

Total Average Daily LTL Shipments	102.7	102.8	—	101.6	98.8	3%

Weight Per LTL Shipment (lbs)
Priority	1,183	1,197	(1%)	1,176	1,191	(1%)
Economy	1,152	1,121	3%	1,129	1,145	(1%)

Composite Weight Per LTL Shipment	1,174	1,173	—	1,161	1,177	(1%)

LTL Revenue/Shipment
Priority	$224.60	$214.32	5%	$221.67	$218.50	1%
Economy	274.65	254.11	8%	265.77	261.27	2%

Composite LTL Revenue/Shipment	$239.68	$226.71	6%	$235.20	$232.11	1%

LTL Revenue/CWT
Priority	$18.98	$17.91	6%	$18.85	$18.35	3%
Economy	23.83	22.66	5%	23.55	22.81	3%

Composite LTL Revenue/CWT	$20.41	$19.33	6%	$20.25	$19.73	3%